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                                                                    EXHIBIT 23.1




INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of United Companies Financial Corporation on Form S-8 of our report dated February 18, 1994, appearing in and incorporated by reference in the Annual Report on Form 10-K of United Companies Financial Corporation for the year ended December 31, 1993.


/s/ DELOITTE & TOUCHE

DELOITTE & TOUCHE
Baton Rouge, Louisiana
August 4, 1994